UNITEK GLOBAL SERVICES, INC.

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of July 16, 2012 (the “Date of Grant”) by and between UniTek Global Services, Inc. (the “Company”) and Rocco Romanella (the “Participant”).

RECITALS

WHEREAS, the Company maintains the Berliner Communications, Inc. 2009 Omnibus Equity and Incentive Compensation Plan (the “Plan”) which provides for the grant of shares of common stock of the Company (“Common Stock”);

WHEREAS, in connection with the hiring of the Participant as the Chief Executive Officer, the Administering Body desires to make a grant of shares of Common Stock to the Participant as an inducement material to his agreement to commence employment with the Company as the Chief Executive Officer;

WHEREAS, while the Company maintains the Plan, the grant described above is to be made outside of the Plan, as an inducement grant as contemplated by Rule 4635(c)(4) under the rules of the Nasdaq Stock Market LLC;

WHEREAS, while this grant is made outside of the Plan, the material terms of the Plan are incorporated into this Award Agreement by reference; and

WHEREAS, a copy of the prospectus related to the Plan has been delivered to the Participant and the Participant acknowledges receipt of such prospectus.

NOW, THEREFORE, the parties to this Award Agreement, intending to be legally bound hereby, agree as follows:

1.           Restricted Stock Grant.

Subject to the terms and conditions set forth in this Award Agreement and the Plan, the Company hereby grants to the Participant 192,307 shares of Common Stock, subject to the restrictions set forth below and in the Plan (the “Restricted Stock”). Shares of Restricted Stock may not be transferred by the Participant or subjected to any security interest until the shares of Restricted Stock have become vested pursuant to this Agreement and the Plan.

2.           Vesting and Nonassignability of Restricted Stock.

(a)          The shares of Restricted Stock shall vest and the restrictions described in Section 2 shall lapse according to the following schedule, if the Participant is employed by, or provides service to, the Company from the Date of Grant until the applicable vesting date:

Vesting Date	Percentage of Shares of Restricted Stock Which Shall Vest:

Six Months following the Date of Grant	25%
Twelve Months following the Date of Grant	25%
Eighteen Months following the Date of Grant	25%
Twenty-Four Months following the Date of Grant	25%

The vesting of the shares of Restricted Stock shall be cumulative, but shall not exceed 100% of the shares of Restricted Stock. If the foregoing schedule would produce fractional shares, the number of shares that vest shall be rounded down to the nearest whole share of Common Stock.

(b)          Notwithstanding subsections (a) above, in the event a Change in Control (as defined in the Plan) occurs while the Participant is employed by, or providing service to, the Company, 100% of all unvested shares of Restricted Stock shall vest upon the date of the Change in Control.

(c)          Except as provided in Section 2(b), if the Participant ceases to be employed by, or provide service to, the Company for any other reason before the shares of Restricted Stock are fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company.

(d)          During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested shares of Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares of Restricted Stock, shall be null, void and without effect.

(e)          As used in this Award Agreement, “employed by, or provide service to, the Company” shall mean employment or service as an employee or consultant or advisor or director who performs services for the Company or any of its subsidiaries, including managers who provide consulting or advisory services for the Company or any of its subsidiaries (so that, for purposes of satisfying conditions under this Award Agreement, the Participant shall not be considered to have terminated employment or service until the Participant ceases to be an employee, consultant and key advisor), unless the Administering Body determines otherwise.

3.           Issuance of Certificates.

(a)          Stock certificates representing the shares of Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests. During the Restriction Period, the Participant shall receive any cash dividends with respect to the vested and unvested shares of Restricted Stock, may vote the vested and unvested shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

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(b)          When the Participant obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Participant, free of the restrictions under Section 2 of this Award Agreement.

(c)          The obligation of the Company to deliver a certificate representing the vested shares of Restricted Stock upon the vesting of the shares of Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.

4.           Change in Control. Except as set forth in Section 2(b) above, the provisions of the Plan applicable to a Change in Control shall apply to the Restricted Stock, and, in the event of a Change in Control, the Administering Body may take such actions as it deems appropriate pursuant to the Plan.

5.           Grant Subject to Plan Provisions. This Award Agreement is an inducement grant pursuant to Rule 4635(c)(4) under the rules of the Nasdaq Stock Market LLC but shall be interpreted in accordance with the Plan, the terms of which are incorporated herein by reference. This Award Agreement is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administering Body in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares issued under the Plan, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Administering Body shall have the authority to interpret and construe this Award Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6.           Withholding. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of the shares of Restricted Stock. Subject to Administering Body approval, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the shares of Restricted Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

7.           Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement. The Participant understands that section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income the difference between the amount paid for the shares of Restricted Stock and the Fair Market Value (as defined in the Plan) of the such shares as of the date any restrictions on the shares lapse pursuant to Section 2 of this Award Agreement. The Participant understands that the Participant may elect to be taxed at the time the shares of Restricted Stock are granted rather than as and when the Restriction Period expires by filing an election under section 83(b) of the Code with the Internal Revenue Service within 30 days from the Date of Grant. The form for making this election is attached as Exhibit A hereto.

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THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

8.           No Employment or Other Rights. This Award Agreement shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9.           Assignment and Transfers. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Award Agreement may be assigned by the Company without the Participant’s consent.

10.          Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

11.          Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company at its then current corporate headquarters, Attn: General Counsel, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

12.          Recoupment Policy. The Participant agrees that the Participant will be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant, as in effect from time to time and as approved by the Administering Body or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Restricted Stock Award Agreement as of the Date of Grant.

UNITEK GLOBAL SERVICES, INC.

By:	/s/ Michael F. O’Donnell
Name: Michael F. O’Donnell
Title: Non-Executive Chairman of the Board

I hereby accept the Restricted Stock described in this Award Agreement, and I agree to be bound by the terms of the Plan and this Award Agreement. I hereby agree that all decisions and determinations of the Administering Body with respect to the Restricted Stock shall be final and binding.

PARTICIPANT

/s/ Rocco Romanella
Rocco Romanella

Exhibit A

Section 83(b) Election Form

This election is being made under section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulation Section 1.83-2.

(1)

Name of taxpayer making election:
Address:
Social Security Number:
Tax Year for which election is being made:

(2)         The property with respect to which the election is being made: ________ shares of common stock of UniTek Global Services, Inc. (“Shares”).

(3)         Date the property was transferred: _____________ ___, ____.

(4)         Forfeiture provision: The Shares are subject to forfeiture to UniTek Global Services, Inc. (the “Company”) if the taxpayer ceases to provide service to the Company during the restriction period. The restriction period lapses according to the time based vesting schedule set forth below:

Vesting Date	Percentage of Shares of Restricted Stock Which Shall Vest:

Six Months following the Date of Grant	25%
Twelve Months following the Date of Grant	25%
Eighteen Months following the Date of Grant	25%
Twenty-Four Months following the Date of Grant	25%

(5)         The fair market value of the property at the time of the transfer of the Shares (determined without regard to any restriction other than a restriction that by its terms will never lapse) is $_____ per Share x ___ Shares = $___.

(6)         The amount paid for the Shares is $0 per Share x ___ Shares = $___ ($0 aggregate consideration).

(7)         A copy of this statement has been furnished to the Company.

(8)         Te amount to include in gross income is $__.

(9)         This statement is executed as of ________________ __, ____.

____________________________

Taxpayer

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year (e.g., Kansas City, MO for Pennsylvania residents) via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE, PURCHASE OR GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

5. Attach one counterpart of the completed election to your Federal income tax return for this year when you file that return next year.